Exhibit N

JOINT FILING AGREEMENT

 The undersigned hereby agree that the Statement on Schedule 13D, dated August 12, 2016, with respect to the ordinary shares of SteadyMed Ltd. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of this Statement, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: August 12, 2016	ORBIMED ADVISORS LLC

	By:	/s/ Samuel D. Isaly
Samuel D. Isaly
Managing Member

ORBIMED ADVISORS ISRAEL II LIMITED

By:	/s/ Carl L. Gordon
Carl L. Gordon
Director

ORBIMED ISRAEL GP II, L.P.

By:	ORBIMED ADVISORS ISRAEL II LIMITED, its general partner

By:	/s/ Carl L. Gordon
Carl L. Gordon
Director

ORBIMED CAPITAL GP VI LLC

By:	ORBIMED ADVISORS LLC, its managing member

By:	/s/ Samuel D. Isaly
Samuel D. Isaly
Managing Member

SAMUEL D. ISALY

By:	/s/ Samuel D. Isaly
Samuel D. Isaly